CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Numbers 33-42326, 33-46585 and 33-80828) and in the Prospectus constituting part of the Registration Statements on Form S-8 (Numbers 33-43906, 33-89444, 33-89422 and 33-89420) of our report dated March 8, 1996, except for Note 6 as to which the date is March 27, 1996, appearing on Page F-1 of this Form 10-K.



                                   /s/ McGLADREY & PULLEN, LLP
                                   ---------------------------

Las Vegas, Nevada
March 29, 1996